                                                                    EXHIBIT A(9)

                           Letter of Representations
                    [To be Completed by Sponsor and Trustee]



                           PDR Services Corporation
                    --------------------------------------
                               [Name of Sponsor]

                      State Street Bank and Trust Company
                    --------------------------------------
                               [Name of Trustee]


                                                             January 13, 1998
                                                       -------------------------
                                                             [Date]


Attention: General Counsel's Office
The Depository Trust Company
55 Water Street, 49th Floor
New York, NY 10041-0099

               Re:   DIAMONDS, CUSIP #252787106
                   ----------------------------


                    [Issue Description, including CUSIP number]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced units (the "Securities') CUSIP number

252787106.  The Securities in a unit investment trust ("UIT") were created by a
---------
trust indenture or other such document authorizing the issuance of the Securities effective January 13, 1998, between State Street Bank and Trust
                     ----------     -          ----------------------------
Company, as trustee (the "Trustee') and  PDR Services Corporation, as sponsor
-------                                 -------------------------
(the "Sponsor"). Sponsor is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Sponsor and Trustee make the following representations to DTC:

     1.   Prior to closing on these Securities on  January 13, 1998, there shall
                                                  -----------     -
be deposited with Trustee, as custodian for DTC, one Security certificate registered in DTC's nominee, Cede & Co., representing all the Securities on deposit with DTC, as set forth on Schedule A hereto. The Security certificate shall remain in the Trustee's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Trustee and DTC currently in effect. If, however, the offering value of any Security exceeds $200 million, one certificate will be issued with respect to each $200 million of offering value and an additional certificate will be issued with respect to any remaining offering value. Each Security certificate shall bear the legend below:


          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (DTC"), to Sponsor or its agent for registration for transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
          DTC) ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

2. Sponsor: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate (s) to DTC.

3. In the event of any solicitation of consents from or voting by holders of the Securities, Sponsor or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 7.

4. Trustee may create and deposit with DTC additional Securities. It is understood that Trustee shall obtain a New CUSIP number for each further issuance and shall give 10 business days written notice to DTC's Underwriting Department. Such additional Securities shall be held by Trustee as custodian for DTC and shall be bound by the same procedures used in the initial deposit. Trustee shall increase the balance of the Balance Certificate on its records to reflect the additional Securities. All provisions of this letter shall apply to any such further issuances. After obtaining the new CUSIP number, Trustee shall amend Schedule A hereto to reflect the new issuance and deliver the revised Schedule A to DTC's General Counsel's Office.

     Notices to DTC pursuant to this Paragraph by telecopy shall be sent to
DTC's Underwriting Department at (212) 344-1530 or (212) 344-1531.   Notices to
DTC's Underwriting Department pursuant to the above by mail or by any other means shall be sent to:

               Supervisor, Underwriting Department
               The Depository Trust Company
               55 Water Street; 19th Floor
               New York, NY 10041-0099

      Notices to DTC's General Counsel's Office pursuant to this Paragraph by telecopy shall be sent to (212) 855-3274. Notices to DTC's General Counsel's Office pursuant to the above by mail or by any other means shall be sent to the address of this letter.

5. On each day on which Trustee is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of units of interest (a "Deposit Instruction"), Trustee shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Trustee is open for business and on which it receives an instruction originated by a Participant through DTCs Deposit/Withdrawal at Custodian ("DWAC") system to decrease the Participant's account by a specified number of units of interest (a "Withdrawal Instruction"), Trustee shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Trustee agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reregistered certificated security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

     Trustee shall confirm in writing the number of units of interest represented by the Balance Certificate as often as DTC may reasonably request.

6. In the event of an offering or issuance of rights with respect to the Securities outstanding, Trustee shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to such rights offering or issuance; (b) any applicable expiration or deadline date, or any date by which any action on the part of holders of such Securities is required; and (c) date such notice shall be distributed (the "Publication Date" ) of such notice.

     The Publication Date will be as soon as practicable after the announcement by the Company of any such offering or issuance of rights with respect to the Securities represented thereby. DTC requires that the Publication Date be but not less than 30 days nor more than 60 days prior to the related offering or issuance date.

7. Except for termination of the UIT, the Securities will not be callable or otherwise redeemable except at the option of the holders. In the event of termination, except by vote of the holders, and to the extent possible in the event of termination by vote of the holders, Trustee shall give DTC notice of such event not less than 30 days nor more than 60 days prior to the termination date.

8. In the event of a distribution or payment with respect to the Securities, Trustee shall establish a record date for such purposes and shall send notice to DTC not less than 3 calendar days in advance of such record date. Trustee shall also notify DTC of the distribution date for any distribution of income with respect to the Securities. On the record date, Trustee shall notify DTC of the amount per unit of any such distribution. This notice shall be marked "TIME CRITICAL" and forwarded by telecopy to DTC's Reorganization Department at (212) 709-1723 or by hand delivery (with receipt) to:

          Manager:  Reorganization Department
          Reorganization Window
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, New York 10004-2695

9. General notices, other than notices of distributions, to DTC shall be forwarded by telecopy to DTC's Reorganization Department at (212) 709-6898, and receipt of such notices shall be confirmed by telephoning (212) 898-6884. Such notices sent by mail or by any other means shall be sent to the address set forth in paragraph 7.

10. DTC shall provide to Sponsor or Trustee , at either's request and expense, listings of the positions of Participants ("Security Position Listings") with respect to the Securities. Sponsor or Trustee shall provide DTC' s Proxy Unit with a written request indicating (a) the CUSIP number;

(b) the purpose of the request; and (c) the request dates of such listing(s). Sponsor or Trustee will also provide DTC with such exemplars of signatures and authorizations to act as may reasonably be deemed necessary by DTC to permit DTC to discharge its obligations to its Participants and regulatory authorities upon DTC's request.

     Requests for Security Position Listings shall be sent to DTC's Reorganization Department by telecopy at (212) 709-6897 or (212) 709-6898 and receipt of such requests shall be confirmed by telephoning (212) 709-6870. Request by mail or any other means shall be addressed to:

          Supervisor: Proxy Unit
          Reorganization Department
          The Depository Trust Company
          7 Hanover Square, 23rd Floor
          New York, NY 10004-2695

11. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities (listed on Schedule A hereto) and the accompanying description of such Securities which, as of the date of this letter, is "DIAMONDS ".
                                                             --------

12. After establishing the US dollar payment to be made on the Securities in question, Trustee will notify DTC's Dividend Department of the payment and payment date not less than five business days prior to the effective date for such transaction.

13. Sponsor or Trustee shall provide a written notice of dividend payment information to a standard dividend announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Sponsor or Trustee shall provide such notice directly to DTC electronically, as previously arranged by Sponsor or Trustee and DTC, as soon as the payment information is available. If electronic transmission has not been arranged, such notice shall be sent by telecopy to DTC's Dividend Department at
(212) 709-1723 or (212) 709-1686, and receipt of such notice shall be confirmed by telephoning (212) 709-1270. Notice to DTC pursuant to the above by mail or by any other means shall be sent to:

               Manager: Announcements
               Dividend Department
               The Depository Trust Company
               7 Hanover Square, 22nd Floor
               New York, NY 10004-2695

14. Sponsor or Trustee shall provide no later than noon (Eastern Time) on the dividend or distribution payment date a written notice of payment information containing the Security CUSIP numbers for which payment will be sent, as well as the US dollar amount of such payment.

15. Dividend payments and distributions shall be received by Cede & Co. as nominee of DTC, or its registered assigns, in same-day funds or the equivalent no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Sponsor or Trustee and DTC, such funds shall be wired as follows:

               The Chase Manhattan Bank
               ABA #021000021
               For credit to a/c Cede & Co.
               c/o The Depository Trust Company
               Dividend Deposit Account #066-026776

16. DTC may direct Sponsor or Trustee to use any other number or address as the number or address to which notices or payments of dividends or distributions may be sent.

17. In the event that Sponsor determines that beneficial owners of Securities shall be able to obtain certificated Securities, Sponsor or Trustee shall notify DTC of the availability of certificates. In such event, Sponsor or Trustee shall issue, transfer, or exchange certificates in appropriate amounts, as required by DTC and others.

18. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Sponsor or Trustee (at which time DTC will confirm with Sponsor or Trustee the aggregate principal amount of Securities outstanding).

Under such circumstances, at DTC's request, Sponsor and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

19. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Sponsor.

20. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together constitute but one and the same instrument.

21. This Letter of Representations is governed by, and shall be constructed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.

22. The following riders, attached hereto, are hereby incorporated into this Letter of Representations.

__________________________________________________________________

__________________________________________________________________

Notes:
-----

A. If there is a Sponsor (as defined in this Letter of Representatives), Sponsor as well as Trustee must sign this Letter. If there is no Sponsor, in signing this Letter, Trustee itself undertakes to perform all of the obligations set forth herein.

Very truly yours,

______________________
      (Sponsor)


B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

By:
___________________________
(Authorized Officer's Signature)


_______________________________
(Trustee)


By:
   ____________________________
    (Authorized Officer's Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: _____________________________

cc: Underwriter
    Underwriter's Counsel

                                                                      SCHEDULE A


------------------------------------------------------------

                         DIAMONDS
------------------------------------------------------------
                       (Describe issue)

CUSIP Number      Share Total    Offering (s) Value
------------      -----------    ------------------

252787106         500,000        Approximately $40,000,000

                                                                     SCHEDULE B
                                                                     ----------

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------

 (PREPARED BY DTC-BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities'). The Securities will be issued as fully -registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC [If, however, the aggregate principle amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear though or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial

Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co.
The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Sponsor as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participant's accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in"street name", and will be the responsibility of such Participant and not of DTC, Trustee, or Sponsor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to DTC is the responsibility of Sponsor or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

[9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of

Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to [Tender/Remarketing] Agents' DTC account.]

10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Sponsor or Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

11. Sponsor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Sponsor believes to be reliable, but Sponsor takes no responsibility for the accuracy thereof.